                                                                    Exhibit 23.3

                       Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 4, 2003 with respect to the financial statements of The York Water Company, referred to in the Registration Statement on Amendment No. 1 to Form S-3 of The York Water Company.



/s/ Stambaugh Ness, PC


York, Pennsylvania
July 8, 2004